Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-153769 and 333-160129 on Form S-3 and in Registration Statements No. 333-62780, No. 333-63186, No. 333-130605, No. 333-153202, No. 333-153770 and No. 333-169961 on Form S-8 of our report dated February 25, 2011 (March 14, 2011 as to Note 30) relating to the consolidated financial statements of Willis Group Holdings Public Limited Company for the year ended December 31, 2010 appearing in this Current Report on Form 8-K of Willis Group Holdings Public Limited Company.

/s/  Deloitte LLP
London, United Kingdom
March 14, 2011

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